U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 16, 2009


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

   Jersey, Channel Islands                          Not applicable
(State or Other Jurisdiction            (I.R.S. Employer Identification No.)
        of Incorporation)


                                One Castle Street
                           St. Helier, Jersey JE2 3RT
                                 Channel Islands
                              Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)



             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this Item 7.01,"Regulation FD Disclosure"


FOR IMMEDIATE RELEASE                                          January 16, 2009

                           Berkeley Technology Limited



London, January 16, 2009 - Berkeley Technology Limited (OTCBB: BKLYY.PK, London:
BEK.L) (the "Company") is pleased to announce the receipt of approximately US$1.37 million by its Jersey, Channel Islands based insurance subsidiary, representing the pro-rata share of the first partial distribution of the Net Settlement Fund in the Enron Corporation Securities Litigation class action. In February 2008, we s ubmitted a claim based on certain Enron bonds previously held by our insurance subsidiary in Jersey. In aggregate, almost US$5 billion of the US$7 billion recovered has been distributed to claimants in this first partial distribution. The timing and amount of future distributions is unknown at this time. Not all claims have been processed by the claims administrator.


Please address any inquiries to:


Ian Whitehead				Jersey			(0)1534 607700
Chief Financial Officer
Berkeley Technology Limited